FOR IMMEDIATE RELEASE
CONTACTS:

Charles Ramey, CEO	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505
US DATAWORKS RESTRUCTURES TO PROVIDE FUTURE PROFITABILITY
Mario Villarreal Appointed President and COO
Houston, TX, May 15, 2008 – US Dataworks, Inc. (AMEX: UDW), a leading innovator of payment processing solutions, announced today that it has implemented a restructuring initiative designed to provide future profitability as it continues to grow its revenue. This initiative positions the company with the financial stability to increase shareholder value over the coming quarters.
As part of today’s announcement, Mario Villarreal has been promoted from Executive Vice President and CTO to President and Chief Operating Officer. Villarreal also has been appointed to the company’s board of directors and to the board’s Executive Committee. In addition, the duties and responsibilities previously assigned to John Figone, General Counsel and SVP Business Development, also have been reassigned.
The vision of the Company to provide an enterprise-wide payments platform continues to drive our strategies. “As the market shifts from paper checks to electronic payments, we know that we have to fight harder to sustain our market share,” said Mr. Villarreal. “In order to accomplish that task we need to identify and close new sales opportunities quickly, which is the necessary ingredients for our core business to flourish.”
“It was with gratitude for his ten years of service that we accepted the retirement of Terry Stepanik, one of the founders of US Dataworks. We look forward to working with Terry in a consulting role to draw upon his extensive industry knowledge,” Stated US Dataworks Chairman and CEO Charles Ramey. “Looking forward, it is our belief that with this restructuring, we will maintain our rapid growth within the transaction processing market and will rededicate our commitment toward profitability while pursuing other avenues that will deliver increased value to our shareholders.”

“I am pleased to leave US Dataworks in the capable hands of Mario Villarreal,” stated Terry Stepanik. “As one of the founders and the CTO, Mario has the experience to continue the leading edge technology development and his vision of the future growth within the market is exceptional.”
Major credit card issuers, financial institutions, and government agencies are adopting Clearingworks® as their mission-critical platform. The benefit of the Clearingworks platform is that it provides a growth path across all departments, while the number of operational systems is eliminated, resulting in large operational cost savings.
About US Dataworks, Inc.
US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks. Additional information about US Dataworks is available at www.usdataworks.com.
Forward-Looking Statements
Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to statements regarding the anticipated benefits of the Company’s restructuring plan, including future profitability, growth and shareholder value, our business strategies and platform, , are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the Company’s position in the marketplace, our ability to successfully implement our restructuring plan, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations and other risks detailed from time to time in the SEC reports of US Dataworks, including its annual report on its quarterly report on Form 10-QSB for the period ended December 31, 2007. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.